UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2012 (May 8, 2012)

STATE AUTO FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	000-19289	31-1324304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 East Broad Street, Columbus, Ohio		43215-3976
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (614) 464-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7. Regulation FD

Item 7.01.	Regulation FD Disclosure.

The management of State Auto Financial Corporation (the “Company”) conducted a conference call on May 8, 2012, at approximately 10:00 a.m., ET, to review the Company’s financial results for the three-month period ended March 31, 2012, and to respond to questions from interested investors and financial analysts. A transcript of the conference call is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9. Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

10.1	Restricted Stock Agreement under the 2009 Equity Incentive Compensation Plan dated as of March 1, 2012, between State Auto Financial Corporation and Robert P. Restrepo, Jr.

10.2	Second Amendment to the State Auto Financial Corporation Leadership Bonus Plan (amendment effective January 1, 2012)

10.3	Third Amendment to the State Auto Financial Corporation Long-Term Incentive Plan (amendment effective January 1, 2012)

99.1	Transcript of conference call held by management of State Auto Financial Corporation on May 8, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

Date: May 10, 2012	By	/s/ Steven E. English
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Restricted Stock Agreement under the 2009 Equity Incentive Compensation Plan dated as of March 1, 2012, between State Auto Financial Corporation and Robert P. Restrepo, Jr.

10.2	Second Amendment to the State Auto Financial Corporation Leadership Bonus Plan (amendment effective January 1, 2012)

10.3	Third Amendment to the State Auto Financial Corporation Long-Term Incentive Plan (amendment effective January 1, 2012)

99.1	Transcript of conference call held by management of State Auto Financial Corporation on May 8, 2012.